CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the incorporation by reference in this annual on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 1997 of our report dated January 30, 1998 which appears on page 27 of the annual report to shareholders for the year ended December 31, 1997.



                                         /s/ Parente, Randolph, Orlando, Carey
                                                          & Associates



Williamsport, Pennsylvania
March 25, 1998